TD SYNNEX CORPORATION
2020 STOCK INCENTIVE PLAN
NOTICE OF STOCK OPTION GRANT
You have been granted the following Option to purchase Common Stock of TD SYNNEX Corporation (the “Company”) under the Company’s 2020 Stock Incentive Plan (the “Plan”):

Name of Optionee:
Total Number of Option Shares Granted:
Type of Option:	Nonstatutory Stock Option

Exercise Price Per Share:
Grant Date:
Vesting Commencement Date:
Vesting Schedule:
This Option becomes exercisable with respect to the first 12/48th of the Shares subject to this Option when you complete 12 months of continuous “Service” (as defined in the Plan) from the Vesting Commencement Date. Thereafter, this Option becomes exercisable with respect to an additional 1/48th of the Shares subject to this Option when you complete each additional month of Service.

Expiration Date:	__________ This Option expires earlier if your Service terminates earlier, as described in the Stock Option Agreement.

TD SYNNEX CORPORATION
NOTICE OF STOCK OPTION GRANT

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the term and conditions of the Plan and the Stock Option Agreement, both of which are attached to and made a part of this document.
By your written signature below, you further agree that the Company may deliver by e-mail all documents relating to the Plan or this Award (including without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements). You also agree that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it will notify you by e-mail.

OPTIONEE: Optionee’s Signature	TD SYNNEX Corporation By:
Optionee’s Printed Name	Title:
TD SYNNEX CORPORATION
NOTICE OF STOCK OPTION GRANT

TD SYNNEX CORPORATION
2020 STOCK INCENTIVE PLAN
STOCK OPTION AGREEMENT

Vesting
This Option becomes exercisable in installments, as shown in the Notice of Stock Option Grant. This Option will in no event become exercisable for additional Shares after your Service has terminated for any reason unless accelerated by the Compensation Committee as provided under the Forfeiture section below.
Unless determined otherwise by the Company in its sole discretion, Service will not include any termination notice period or similar “garden leave” period.

TD SYNNEX CORPORATION
NOTICE OF STOCK OPTION GRANT

Forfeiture
If your Service terminates for any reason, then this Option will be forfeited to the to the extent that it has not vested before the termination date and does not vest as a result of termination, subject to the right reserved by the Compensation Committee (or its authorized delegate) pursuant to Section 3(d)(viii) of the Plan to accelerate vesting of all or a portion of any unvested portion of this Option other than an Option with a grant date less than three (3) months prior to your retirement upon your retirement (generally, termination of your employment other than for Cause, Disability or death where you have attained at least the age of 55 and have completed at least five (5) years of continuous Service for the Company or its Affiliates for some vesting, with the percentage of vesting potentially increasing with longer continuous Service and your age) in its sole discretion and subject to such additional conditions as the Compensation Committee or its authorized delegate may impose, including but not limited to execution of a standard release of claims and compliance with certain restrictive covenants.
For purposes of this Agreement, “Cause” means (i) commission of a felony, an act involving moral turpitude, or an act constituting common law fraud, and which has a material adverse effect on the business or affairs of the Company or its affiliates or stockholders, (ii) intentional or willful misconduct or refusal to follow the lawful instructions of the person or persons to whom you report or (iii) intentional breach of Company confidential information obligations which has an adverse effect on the Company or its affiliates or stockholders. For these purposes, no act or failure to act shall be considered “intentional or willful” unless it is done, or omitted to be done, in bad faith without a reasonable belief that the action or omission is in the best interests of the Company.
Unless otherwise provided by the Compensation Committee in its sole discretion, unvested portion of this Option will be forfeited upon termination of your Service even if (i) you are considered unfairly dismissed without good cause; (ii) you are dismissed for disciplinary or objective reasons due to a collective dismissal; (iii) you terminate service due to a change of work location, duties or any other employment or contractual condition; (iv) you terminate service due to a unilateral breach of contract by the Company or an affiliate of the Company; or (v) your employment terminates for any other reason whatsoever. Any forfeited unvested portion of this Option will immediately be cancelled. You receive no payment for the portion of the Option that is forfeited.
The Company determines when your Service terminates for this purpose and all purposes under the Plan and its determinations are conclusive and binding on all persons. The date that Service ends shall be determined without regard to any applicable period related to notice of termination, compensation in lieu of notice, termination or severance pay, or any claim by you to such notice, compensation or pay (whether express, implied, contractual, statutory or arising otherwise under applicable law), provided that, in the case of your resignation, the date of termination may not be earlier than the date that notice of.

TD SYNNEX CORPORATION
NOTICE OF STOCK OPTION GRANT

Term	This Option expires in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Grant Date, as shown on the Notice of Stock Option Grant (fifth anniversary for a more than 10% stockholder as provided under the Plan if this is an incentive stock option). This Option may expire earlier if your Service terminates, as described below.

Regular Termination	If your Service terminates for any reason except Misconduct, Death or Disability, then this Option will expire at the close of business at Company headquarters on the date three (3) months after the date your Service terminates (or, if earlier, the Expiration Date).

Death	If your Service terminates because of your death, then this Option will expire at the close of business at Company headquarters on the date 12 months after the date your Service terminates (or, if earlier, the Expiration Date). During that period of up to 12 months, your estate or heirs may exercise the Option.

Disability	If your Service terminates by reason of Disability, then this Option will expire at the close of business at Company headquarters on the date 12 months after the date your Service terminates (or, if earlier, the Expiration Date).

Misconduct	If your Service terminates for Misconduct, then this Option will expire at the close of business at Company headquarters on the date your Service terminates.

Leaves of Absence
For purposes of this Option, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of Service is required by the terms of the leave or by applicable law. But your Service terminates when the approved leave ends, unless you immediately return to active work.
If you go on a leave of absence, then the vesting schedule specified in the Notice of Stock Option Grant may be adjusted in accordance with the Company’s leave of absence policy or the terms of your leave. If you commence working on a part-time basis, then the vesting schedule specified in the Notice of Stock Option Grant may be adjusted as permitted by law in accordance with the Company’s part-time work policy or the terms of an agreement between you and the Company pertaining to your part-time schedule.

TD SYNNEX CORPORATION
NOTICE OF STOCK OPTION GRANT

Restrictions on Exercise	The Company will not permit you to exercise this Option if the issuance of Shares at that time would violate any law or regulation. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of the Company Stock pursuant to this Option shall relieve the Company of any liability with respect to the non-issuance or sale of the Company Stock as to which such approval shall not have been obtained.

Notice of Exercise	When you wish to exercise this Option you must notify the Company by completing the “Notice of Exercise of Stock Option” form and filing it with the Human Resources Department of the Company. Your notice must specify how many Shares you wish to purchase. Your notice must also specify how your Shares should be registered. The notice will be effective when it is received by the Company. If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.
TD SYNNEX CORPORATION
NOTICE OF STOCK OPTION GRANT

Form of Payment
When you submit your notice of exercise, you must include payment of the Option exercise price for the Shares you are purchasing. Payment may be made in the following form(s):
Your personal check, a cashier’s check, a money order or a wire transfer.
Shares of Company Stock that you own, along with any forms needed to effect a transfer of those Shares to the Company. The value of the Shares, determined as of the effective date of the Option exercise, will be applied to the Option exercise price. Instead of surrendering Shares of Company Stock, you may attest to the ownership of those Shares on a form provided by the Company and have the same number of Shares subtracted from the Option Shares issued to you. However, you may not surrender, or attest to the ownership of Shares of Company Stock in payment of the exercise price if your action would cause the Company to recognize a compensation expense (or additional compensation expense) with respect to this Option for financial reporting purposes.
By delivering on a form approved by the Committee of an irrevocable direction to a securities broker approved by the Company to sell all or part of your Option Shares and to deliver to the Company from the sale proceeds in an amount sufficient to pay the Option exercise price and any withholding taxes. The balance of the sale proceeds, if any, will be delivered to you. The directions must be given by signing a special “Notice of Exercise” form approved by the Company.
Irrevocable directions to a securities broker or lender approved by the Company to pledge Option Shares as security for a loan and to deliver to the Company from the loan proceeds an amount sufficient to pay the Option exercise price and any withholding taxes. The directions must be given by signing a special “Notice of Exercise” form approved by the Company.
If permitted by the Committee, by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option will be reduced by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate exercise price (plus tax withholdings, if applicable) and any remaining balance of the aggregate exercise price (and/or applicable tax withholdings) not satisfied by such reduction in the number of whole Shares to be issued will be paid by you in cash or another form of payment permitted under this Option. The directions must be given by providing a notice of exercise form approved by the Company.
Any other form permitted by the Committee in its sole discretion.
Notwithstanding the foregoing, payment may not be made in any form that is unlawful, as determined by the Company in its sole discretion.

TD SYNNEX CORPORATION
NOTICE OF STOCK OPTION GRANT

Withholding Taxes and Stock Withholding
Regardless of any action the Company and/or the Subsidiary or Affiliate employing you (“Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and/or your Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option grant, including the grant, vesting or exercise of this Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to structure the terms of the grant or any aspect of this Option to reduce or eliminate your liability for Tax-Related Items.
Prior to exercise of this Option, you will pay or make adequate arrangements satisfactory to the Company and/or your Employer to satisfy all withholding and payment on account obligations of the Company and/or your Employer. In this regard, you authorize the Company and/or your Employer to withhold all applicable Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by the Company and/or your Employer. With the Company’s consent, these arrangements may also include, if permissible under local law, (a) withholding Shares that otherwise would be issued to you when you exercise this Option, provided that the Company only withholds the amount of Shares necessary to satisfy the maximum legally required tax withholding, (b) having the Company withhold taxes from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization), or (c) any other arrangement approved by the Company. The Fair Market Value of the Shares, determined as of the effective date of the Option exercise, will be applied as a credit against the withholding taxes. Finally, you will pay to the Company or your Employer any amount of Tax-Related Items that the Company or your Employer may be required to withhold as a result of your participation in the Plan or your purchase of Shares that cannot be satisfied by the means previously described. The Company may refuse to honor the exercise and refuse to deliver the Shares if you fail to comply with your obligations in connection with the Tax-Related Items as described in this section.

Restrictions on Resale	By signing this Agreement, you agree not to sell any Option shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale (e.g., a lock-up period after the Company goes public). This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.
TD SYNNEX CORPORATION
NOTICE OF STOCK OPTION GRANT

Transfer of Option
In general, only you can exercise this Option prior to your death. You cannot sell, transfer, assign, pledge or otherwise dispose of this Option, other than as designated by you by will or by the laws of descent and distribution, except as provided below. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may in any event dispose of this Option in your will. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your former spouse, nor is the Company obligated to recognize your former spouse’s interest in your Option in any other way.
However, if this Option is designated as a nonstatutory stock option in the Notice of Stock Option Grant, then the Committee may, in its sole discretion, allow you to transfer this Option as a gift to one or more family members. For purposes of this Agreement, “family member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law or sister-in-law (including adoptive relationships), any individual sharing your household (other than a tenant or employee), a trust in which one or more of these individuals have more than 50% of the beneficial interest, a foundation in which you or one or more of these persons control the management of assets, and any entity in which you or one or more of these persons own more than 50% of the voting interest.
In addition, if this Option is designated as a nonstatutory stock option in the Notice of Stock Option Grant, then the Committee may, in its sole discretion, allow you to transfer this option to your spouse or former spouse pursuant to a domestic relations order in settlement of marital property rights.
The Committee will allow you to transfer this Option only if both you and the transferee(s) execute the forms prescribed by the Committee, which include the consent of the transferee(s) to be bound by this Agreement.

Retention Rights	Neither your Option nor this Agreement gives you the right to be employed or retained by the Company or any Subsidiary or Affiliate of the Company in any capacity. The Company and its Subsidiaries and Affiliates reserve the right to terminate your Service at any time, with or without cause, to the extent permitted by applicable law.

Stockholder Rights	This Option carries neither voting rights nor rights to dividends. You, or your estate or heirs, have no rights as a stockholder of the Company until you have exercised this Option by giving the required notice to the Company and paying the exercise price. No adjustments are made for dividends or other rights if the applicable record date occurs before you exercise this Option, except as described in the Plan.
TD SYNNEX CORPORATION
NOTICE OF STOCK OPTION GRANT

Adjustments	In the event of a stock split, a stock dividend or a similar change in Company Stock, and in other circumstances, as set forth in the Plan, the number of Shares covered by this Option and the exercise price per Share will be adjusted pursuant to the Plan. The forfeiture provisions and restrictions described above will apply to all new, substitute or additional stock options or securities to which you are entitled by reason of this Award.

Successors and Assigns	Except as otherwise provided in the Plan or this Agreement, every term of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees and assigns.

Notice	Any notice required or permitted under this Agreement will be given in writing and will be deemed effectively given upon the earliest of personal delivery, receipt or the third (3rd) full day following mailing with postage and fees prepaid, addressed to the other party hereto at the address last known in the Company’s records or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.

Section 409A of the Code
To the extent you are subject to Section 409A of the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (“Section 409A”), this Agreement is intended to comply with the same and the Agreement’s provisions shall be interpreted in a manner consistent with such intent. You acknowledge and agree that changes may be made to this Agreement to avoid adverse tax consequences to you under Section 409A, to the extent applicable to you.

Applicable Law
This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice-of-law provisions).
For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Award or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation will be conducted only in the courts of Alameda County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

TD SYNNEX CORPORATION
NOTICE OF STOCK OPTION GRANT

Miscellaneous
You understand and acknowledge that (1) the Plan is entirely discretionary, (2) the Company and your Employer have reserved the right to amend, suspend or terminate the Plan at any time, (3) the grant of this Option does not in any way create any contractual or other right to receive additional grants of options (or benefits in lieu of options) at any time or in any amount and (4) all determinations with respect to any additional grants, including (without limitation) the times when options will be granted, the number of Shares subject to awards, the exercise price and the vesting schedule, will be at the sole discretion of the Company.
The value of this Option will be an extraordinary item of compensation outside the scope of your employment contract, if any, and will not be considered a part of your normal or expected compensation for purposes of calculating severance, resignation, redundancy, notice of termination, compensation in lieu of notice, or end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, except as required by law.
You understand and acknowledge that participation in the Plan ceases upon termination of your Service for any reason, except as may explicitly be provided otherwise in the Plan or this Agreement.
You understand that you may be in violation of local securities law if you sell Shares through a broker other than the broker arranged for by the Company, particularly if you sell Shares via a transaction in your local country as opposed to on the New York Stock Exchange. Please consult with your legal advisor if you have questions with regard to the application of local securities laws to the sale of any Shares you acquire upon settlement of your Option.

The Plan and Other Agreements	The Option is granted pursuant and subject in all respects to the applicable provisions of the Plan, which is incorporated in this Agreement by reference. All capitalized terms in the Stock Option Agreement shall have the meanings assigned to them in the Plan. The attached Notice, this Agreement and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded. This Agreement may be amended without your consent; however, if any such amendment would materially impair your rights or obligations under this Agreement, this Agreement may be amended only by another written agreement, signed by you and the Company.

BY SIGNING THE COVER SHEET OF THIS AGREEMENT,
YOU AGREE TO ALL OF THE TERMS AND CONDITIONS
DESCRIBED ABOVE AND IN THE PLAN.

TD SYNNEX CORPORATION
NOTICE OF STOCK OPTION GRANT

ADDITIONAL TERMS AND CONDITIONS FOR PARTICIPANTS IN:

TD SYNNEX CORPORATION
NOTICE OF STOCK OPTION GRANT